UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported):   December 10, 2008

Palatin Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-15543	95-4078884
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	File Number)	identification number)

4C Cedar Brook Drive, Cranbury, NJ	08512
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (609) 495-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

        Effective December 10, 2008, Palatin’s board of directors granted to each of our executive officers, Carl Spana, Stephen T. Wills and Trevor Hallam, the following compensation:

•	a cash bonus of $25,000, payable as of December 30, 2008; and

•	250,000 Restricted Stock Units under our 2005 Stock Plan.

The Restricted Stock Units vest on December 31, 2009, provided that the officer remains employed by Palatin through December 31, 2009, subject to earlier vesting in the event of a change in control or termination of employment other than voluntary or for cause. Upon vesting, each Restricted Stock Unit will automatically convert into one share of our common stock without further payment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALATIN TECHNOLOGIES, INC.

Date: December 12, 2008	By:	/s/ Stephen T. Wills
Stephen T. Wills, CPA, MST Executive Vice President - Operations and Chief Financial Officer